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                                                       EXHIBIT 21
                                                       ----------

                                                  as of   3/21/95

              SUBSIDIARIES OF OVERSEAS SHIPHOLDING GROUP, INC.

The following table lists all subsidiaries of the registrant and all companies in which the registrant directly or indirectly owns at least a 49% interest, except for certain companies which, if considered in the aggregate as a single entity, would not constitute a significant entity. All the entities named below are corporations, unless otherwise noted.

                                           Where Incorporated
Name                                       or Organized

Ajax Navigation Corporation                Liberia
Alice Tankships Corporation                New York
American Shipholding Group, Inc.           New York
Amity Products Carriers, Inc.              Delaware
Ania Tanker Corporation                    Liberia
Antilles Bulk Holdings N.V.                Netherlands Antilles
Atlantia Tanker Corporation                Liberia
Baywatch Marine Inc.                       Liberia
Blue Sapphire Marine Inc.                  Liberia
Cambridge Tankers, Inc.                    New York
Canopus Tankers, Inc.                      Liberia
Caribbean Tanker Corporation               Liberia
Celebrity Cruise Lines Inc.                Cayman Islands
Celebrity Cruises (Management) Inc.        Liberia
Celebrity Cruises Inc.                     Liberia
Chrismir Shipping Corporation              Liberia
Columbia Tanker Corporation                Liberia
Commonwealth Shipping Company Limited      Bermuda
Community Ocean Services, Inc.             New York
Concert Tanker Corporation                 Liberia
Concord Tanker S.A.                        Panama
Corolla Shipping S.A.                      Panama
Cruise Mar Investment Inc.                 Liberia
Cruise Mar Shipping Holdings Ltd.          Liberia
Delphina Tanker Corporation                Delaware
Diane Tanker Corporation                   Liberia
Edinburgh Bulk Carriers Limited            Bermuda
Enterprise Shipping Company Limited        Bermuda
ERN Holdings Inc.                          Panama
Esker Marine Shipping Inc.                 Liberia
Excelsior Bulk Carriers Limited            Bermuda
Exemplar Bulk Carriers Limited             Bermuda
Explorer Bulk Carriers, Inc.               Liberia
Fantasia Cruising Inc.                     Liberia
Fifth Transoceanic Shipping                Liberia
 Company Limited
First Aframax Tanker Corporation           Liberia
First Pacific Corporation.                 Liberia
First Products Tankers, Inc.               Liberia
First Shipco Inc.                          Liberia
First Shipmor Associates (partnership)     Delaware
First Union Tanker Corporation             Liberia
First United Shipping Corporation          Liberia
Fourth Aframax Tanker Corporation          Liberia
Fourth Products Tankers, Inc.              Liberia
Fourth Shipmor Associates (partnership)    Delaware
Fourth Spirit Holding N.V.                 Netherlands Antilles
Fourth Transoceanic Shipping               Liberia
 Company Limited
Friendship Marine Inc.                     Liberia
General Guaranty Corporation               Delaware
General Ship Services, Inc.                Delaware
Glasgow Bulk Carriers Limited              Bermuda
Global Bulk Oil S.A.                       Panama
Global Tankers S.A.                        Panama
Hyperion Shipping Corporation              Liberia
Hyperion Transportation S.A.               Panama
Imperial Tankers Corporation               Liberia
Intercontinental Bulktank Corporation      New York
Intercontinental Coal Transport Inc.       Delaware
Intercontinental Coal Transport Limited    Bermuda
International Seaways, Inc.                Delaware
International Seaways, Inc.                Liberia
Interocean Tanker Corporation              Liberia
Island Tanker S.A.                         Panama
ITI Shipping S.A.                          Panama
Jostelle Shipping Company Limited          Bermuda
Juneau Tanker Corporation                  New York
Kaigai Shipping Corporation                Liberia
Lake Michigan Bulk Carriers, Inc.          New York
Lake Ontario Bulk Carriers, Inc.           New York
Lion Insurance Company Ltd.                Bermuda
Lion Shipping Ltd.                         Liberia
Majestic Tankers Corporation               Liberia
Mansfield Marine Corporation               Liberia
Marina Tanker Corporation.                 Liberia
Matilde Tanker Corporation                 Liberia
Mediterranean Blue Sea Holdings Ltd.       Liberia
Mercury Bulkcarriers S.A.                  Panama
Mermi Shipping Holdings Ltd.               Liberia
Monarch Tanker S.A.                        Panama
Moran Maritime Associates (partnership)    Delaware
New Orleans Tanker Corporation             Delaware
North American Ship Agencies, Inc.         New York
Northanger Shipping Corporation            Liberia
Northwestern Tanker Corporation            Liberia
Ocean Bulk Ships, Inc.                     Delaware
Oleron Tanker S.A.                         Panama
Olympia Tanker Corporation                 Liberia
Ore-Oil Carriers S.A.                      Panama
OSG Bulk Ships, Inc.                       New York
OSG Car Carriers, Inc.                     New York
OSG Financial Corp.                        Delaware
OSG Foundation                             New York
OSG International, Inc.                    Liberia
OSG International Partners (partnership)   Liberia
Overseas Airship Corporation               Delaware
Overseas Bulktank Corporation              New York
Overseas Coal Transport Inc.               Delaware
Overseas Coal Transport Limited            Bermuda
Overseas Cruiseship Inc.                   Cayman Islands
Overseas Petroleum Carriers, Inc.          Delaware
Phaidon Navegacion S.A.                    Panama
Philadelphia Tanker Corporation            Delaware
Pluto Tankers, Inc.                        Liberia
Polycon Investment Inc.                    Liberia
Regency Tankers Corporation                Liberia
Reliance Shipping B.V.                     Netherlands
Rex Shipholdings Inc. .                    Liberia
Rio Grande Bulk Carriers, Inc.             Liberia
Royal Tankers Corporation                  Liberia
Ruby Tanker Corporation                    Liberia
San Diego Tankers, Inc.                    Delaware
San Jose Tankers, Inc.                     Delaware
Santa Barbara Tankers, Inc.                Delaware
Santa Monica Tankers, Inc.                 Delaware
Sapphire Tanker Corporation                Liberia
Sargasso Tanker Corporation                Liberia
Saturn Bulk Carriers, Inc.                 Liberia
Seabrook Maritime Inc.                     Liberia
Second Pacific Corporation                 Liberia
Second Products Tankers, Inc.              Liberia
Second Shipmor Associates (partnership)    Delaware
Second Union Tanker Corporation            Liberia
Second United Shipping Corporation         Liberia
Ship Paying Corporation No. 1              Delaware
Ship Paying Corporation No. 2              Delaware
Ship Paying Corporation No. 3              Liberia
Spirit Shipping B.V.                       Netherlands
Third Aframax Tanker Corporation           Liberia
Third Products Tankers, Inc.               Liberia
Third Shipco Inc.                          Delaware
Third Shipmor Associates (partnership)     Delaware
Third United Shipping Corporation          Liberia
Timor Navigation Ltd.                      Liberia
TRA Shipping S.A.                          Panama
Trader Shipping Corporation.               Liberia
Tranquillity Maritime Ltd.                 Liberia
Transbulk Carriers, Inc.                   Delaware
Tropical United Shipping Corporation       Liberia
TSC Shipping S.A.                          Panama
Tubarao Bulk Carriers, Inc.                Liberia
U.S. Shipholding Group, Inc.               New York
United Partners (partnership)              Liberia
United Steamship Corporation               Panama
Universal Cruise Holdings Limited          British Virgin Islands
Upperway Investments Ltd.                  Liberia
Valdez Tankships Corporation               New York
Vega Tanker Corporation                    Delaware
Venus Tanker Corporation                   Liberia
Vivian Tankships Corporation               New York
Western Ship Agencies Limited              England
Wolcon Corp.                               Delaware
Zenith Shipping Corporation                Liberia